Exhibit 10.18

Execution Version

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to the Loan and Security Agreement (this "Amendment"), dated as of February 5, 2025, is entered into by and among CPCI FUNDING SPV, LLC (the "Company"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as lender (the "Lender") and administrative agent (the "Administrative Agent"), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the "Collateral Agent") and collateral administrator (in such capacity, the "Collateral Administrator"), U.S. BANK NATIONAL ASSOCIATION, as securities intermediary (in such capacity, the "Securities Intermediary") and CRESCENT PRIVATE CREDIT INCOME CORP., as servicer (the "Servicer"). Reference is hereby made to the Loan and Security Agreement, dated as of December 8, 2023 (as amended by the First Amendment, dated as of August 23, 2024, the "Agreement"), among the Company, the Lender, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Servicer. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreement.

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Agreement is hereby amended as follows:

SECTION 1. AMENDMENT TO THE AGREEMENT

(a)
The Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the changed pages of the Agreement attached as Exhibit A hereto.

SECTION 2. MISCELLANEOUS.

(a)
The parties hereto hereby agree that, except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Agreement, or constitute a waiver of any provision of any other agreement.
(b)
[Reserved.]
(c)
The Collateral Administrator, the Collateral Agent and the Securities Intermediary are hereby directed to execute and deliver this Amendment.
(d)
(i) Each of the Servicer, the Parent and the Company hereby certifies (solely as to itself) that all of its representations and warranties set forth in Section 6.01 of the Agreement are true and correct in all material respects (or with respect to such representations and warranties which by their terms

1

contain materiality qualifiers, shall be true and correct), in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date and (ii) the Company hereby certifies that, as of the date hereof, no Default, Event of Default or Market Value Event has occurred and each of the Borrowing Base Test is satisfied.
(e)
THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(f)
This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CPCI FUNDING SPV, LLC, as Company

By	/s/ Eric Hall
Name:	Eric Hall
Title:

Authorized Person

By	/s/ Raymond Barrios
Name:	Raymond Barrios
Title:

Authorized Person

CRESCENT PRIVATE CREDIT INCOME CORP., as Servicer

By	/s/ Raymond Barrios
Name: Title:	Raymond Barrios President

By	/s/ Eric Hall
Name: Title:	Eric Hall Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By	/s/ Jon C. Warn
Name: Title:	Jon C. Warn Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By	/s/ Jon C. Warn
Name: Title:	Jon C. Warn Senior Vice President

Signature Page to Second Amendment to Loan and Security Agreement

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By	/s/ Jon C. Warn
Name: Title:	Jon C. Warn Senior Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ James Greenfield
Name: Title:	James Greenfield Managing Director

The Lenders
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ James Greenfield
Name: Title:	James Greenfield Managing Director

For purposes of Section 2(d) of this Amendment:

CRESCENT PRIVATE CREDIT INCOME CORP., as Parent

By	/s/ Raymond Barrios
Name: Title:	Raymond Barrios President

By	/s/ Eric Hall
Name: Title:	Eric Hall Chief Executive Officer

Signature Page to Second Amendment to Loan and Security Agreement

Exhibit A

Changed Pages to Loan and Security Agreement

Execution Version

Conformed through the ~~First~~Second Amendment to Loan and Security Agreement

dated as of ~~August 23~~February 5, ~~2024~~2025

LOAN AND SECURITY AGREEMENT

dated as of

December 8, 2023

among

CPCI FUNDING SPV, LLC,

as Borrower

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

CRESCENT PRIVATE CREDIT INCOME CORP.,

as Servicer

Day, (iii) with respect to any CAD related provisions herein or the payment, calculation or conversion of amounts denominated in CAD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada, (iv) with respect to any AUD related provisions herein or the payment, calculation or conversion of amounts denominated in AUD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Sydney, Australia, (v) with respect to any NZD related provisions herein or the payment, calculation or conversion of amounts denominated in NZD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Auckland, New Zealand, ~~and~~ (vi) with respect to any SEK related provisions herein or the payment, calculation or conversion of amounts denominated in SEK, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Stockholm, Sweden. and (vii) with respect to any CHF related provisions herein or the payment, calculation or conversion of amounts denominated in CHF, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Geneva, Switzerland.

"CAD" means Canadian dollars.

"Calculation Period" means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

"Calculation Period Start Date" means the first calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in January 2024.

"Canadian Prime Rate" means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) the Term CORRA, plus 1% per annum. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

"Capital Call Capacity" means, as of any date of determination, an amount equal to the sum of the unfunded capital commitments (as defined in the constituent documents of the Parent) that the Parent is entitled to call from its equity owners that are not defaulting holders (however defined in the constituent documents of the parent and/or each applicable subscription document) in accordance with the constituent documents of the Parent.

"Capital Call Confirmation Package" means, with respect to any Market Value Trigger Event, the following documents, agreements and notices:

(i) a fully executed equity commitment letter executed by the Parent evidencing the commitment to acquire contribution(s) of cash to the Company no later than the date that is thirteen (13) Business Days following the date on which the Company receives notice from the Administrative Agent of the occurrence of a Market Value Trigger Event (an "Equity Commitment Letter");

(b)
in respect of each Permitted Non-USD Currency Account in respect of GBP and CAD, any high grade cash equivalent security or obligation issued by Canada, England or any agency or political subdivision thereof, the Collateral Agent or any of its Affiliates or another obligor acceptable to the Administrative Agent that is identified to the Servicer and the Administrative Agent as an available investment in the applicable Permitted Non-USD Currency by the Securities Intermediary, selected by the Servicer in a written notice (including via email) to the Administrative Agent, the Collateral Agent and the Securities Intermediary and consented to by the Administrative Agent in a written notice (including via email) to the Servicer, the Collateral Agent and the Securities Intermediary.

"Change in Law" means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the Effective Date for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

"Change of Control" means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company, (B) Crescent Capital Group LP or its Affiliates, collectively, shall cease to possess, directly or indirectly, the right to direct the management policies and decisions of Crescent Cap NT Advisors, LLC (or such other entity as may then be serving as the investment adviser of the Parent pursuant to clause (C) below) or (C) Crescent Cap NT Advisors, LLC or its Affiliates shall cease to be the investment adviser of the Parent.

"Charges" has the meaning set forth in Section 10.08.

"CHF" means Swiss Francs.

"CME Term SOFR Administrator" means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

"Code" means the Internal Revenue Code of 1986, as amended. "Collateral" has the meaning set forth in Section 8.02(a). "Collateral Accounts" has the meaning set forth in Section 8.01(a).

"Collateral Administrator" has the meaning set forth in the introductory section of this Agreement.

"Collateral Agent" has the meaning set forth in the introductory section of this Agreement.

"Collateral Principal Amount" means on any date of determination (A) the aggregate principal balance of the Portfolio, excluding the unfunded balance of any Delayed Funding Term Loan, as

"Currency" means USD and each Permitted Non-USD Currency. "Currency Shortfall" has the meaning specified in Section 4.06(b).

"Custodial Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Daily Simple SARON" means, for each day during any Calculation Period, SARON, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Company in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SARON" for business loans, as determined for such day at approximately 11:00 a.m., Geneva time, on the immediately preceding Business Day. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SARON as calculated for any purpose under this Agreement is below zero percent, Daily Simple SARON will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

"Daily Simple SONIA" means, for each day during any Calculation Period, SONIA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Company in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SONIA" for business loans, as determined for such day at approximately 11:00 a.m., London time, on the immediately preceding Business Day. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SONIA as calculated for any purpose under this Agreement is below zero percent, Daily Simple SONIA will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Default" has the meaning set forth in Section 1.03.

"Delayed Funding Term Loan" means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor pursuant to the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the Company to make such future advances to the obligor thereon expire or are terminated or reduced to zero.

"Deliver" (and its correlative forms) means the taking of the following steps by or on behalf of the Company or the Servicer:

(1) except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to the Account Control Agreement, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2) [reserved];

(3) in the case of Portfolio Investments consisting of money or instruments (the "Possessory

Collateral") that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York, or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in the State of New York, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in the State of New York;

(4) in the case of any account which constitutes a "deposit account" under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent; and

(5) in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State.

In addition, the Servicer on behalf of the Company will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership from Seller to the Company and/or the pledge of such assets pursuant to this Agreement (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

Notwithstanding anything contained herein to the contrary, neither the Parent nor the Company shall be required to make any filings, or take any other actions, under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia in respect of the Collateral in connection with the attachment, perfection or priority of the Collateral Agent's security interest in the Collateral.

"Parent" means Crescent Private Credit Income Corp.

"Participant Register" has the meaning specified in Section 10.06(d).

"Participating Member State" means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Participation Interest" means a participation interest in a Loan. "PATRIOT Act" has the meaning set forth in Section 2.04(f).

"Permitted Distribution" means, on any Business Day, distributions of (x) Interest Proceeds or (y) following the last day of the Ramp-Up Period and prior to the last day of the Reinvestment Period, Principal Proceeds (in each case, at the discretion of the Company) to the Parent; provided that amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and/or Principal Proceeds and only so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (iv) [reserved], (v) the Company gives at least two (2) Business Days' prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (vi) not more than three Permitted Distributions are made in any single Calculation Period, and (vii) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied. Nothing in this definition shall limit the right of the Company to make a Permitted RIC Distribution.

"Permitted Lien" means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or delinquent or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder and (e) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents (or such other investments permitted by Section 6.01(v)) on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements.

"Permitted Non-USD Currency" means AUD, Euros, CAD, NZD, SEK, GBP and/or ~~GBP~~CHF.

"Permitted Non-USD Currency Accounts" means the Permitted Non-USD Currency Custodial Accounts, the Permitted Non-USD Currency Interest Collection Accounts and the Permitted Non-USD Currency Principal Collection Accounts, collectively. (including cash contributed by the Company), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account.

"Priority of Payments" has the meaning set forth in Section 4.05. "Proceeding" has the meaning set forth in Section 10.07(b).

"Purchase" means each origination or acquisition of a Portfolio Investment hereunder (other than by Substitution), including, for the avoidance of doubt, by way of a contribution by the Parent to the Company pursuant to the Sale and Participation Agreement or grant of a Participation Interest in an Initial Portfolio Investment by the Seller to the Company pursuant to the Sale and Participation Agreement.

"Purchase Commitment" has the meaning set forth in Section 1.02(a).

"Ramp-Up Period" means the period from and including the Effective Date to, but excluding, September 8, 2024.

"Recurring Revenue Loan" means a Senior Secured Loan underwritten based on the definition of "annualized recurring revenue" (or an equivalent term) in the Underlying Instruments, or if no such definition exists in such Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer, including, without limitation, software as a service subscription revenue, and designated as a Recurring Revenue Loan by the Administrative Agent in its reasonable discretion.

"Reference Rate" means (i) with respect to Advances denominated in USD and related calculations, the Term SOFR Rate, (ii) with respect to Advances denominated in CAD and related calculations, Term CORRA, (iii) with respect to Advances denominated in GBP and related calculations, Daily Simple SONIA, (iv) with respect to Advances denominated in Euros and related calculations, EURIBOR, (v) with respect to Advances Denominated in AUD, the AUD Screen Rate, (vi) with respect to

Advances denominated in NZD, the BKBM Screen Rate ~~and~~, (vii) with respect to Advances denominated in SEK and related calculations, the STIBOR Screen Rate and (viii) with respect to Advances denominated in CHF and related calculations, Daily Simple SARON. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Administrator), and such determination shall be conclusive absent manifest error.

"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, two (2) Business Days preceding the date of such setting and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

"Register" has the meaning set forth in Section 3.01(c).

"Reinvestment Period" means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) December 8, 2026; provided that, if the Scheduled Termination Date is extended upon a Maturity Extension Request, the date set forth in this clause (i) shall be extended the same number of days as the resulting extension of the Scheduled Termination Date following such Maturity Extension Request, (ii) the date on which a Market Value Event occurs, (iii) the acceleration of the Secured Obligations pursuant to Article VII following the occurrence of an Event of Default and (iv) the date on which the reinvestment period of the Parent is terminated.

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, His Majesty's Treasury of the United Kingdom or any other relevant sanctions authority having jurisdiction over the Company or the Servicer, (b) any Person organized or resident in a Sanctioned Country, (c) any Person operating in a Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c), or (e) any Person otherwise the subject of Sanctions.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty's Treasury of the United Kingdom or any other relevant sanctions authority having jurisdiction over the Company or the Servicer.

"SARON" means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight published by the SARON Administrator on the SARON Administrator’s Website.

"SARON Administrator" means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

"SARON Administrator’s Website" means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

"Second Amendment Effective Date" means February 5, 2025.

"Second Lien Loan" means a Loan that (i) is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related Underlying Instruments that are reasonable and customary for similar Loans) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) the Servicer determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

"Secured Obligation" has the meaning set forth in Section 8.02(a). "Secured Party" has the meaning set forth in Section 8.02(a).

"Securities Intermediary" has the meaning set forth in the introductory section of this Agreement.

"SEK" means Swedish Kroner.

"Seller" has the meaning set forth in the introductory section of this Agreement. any amounts thereafter payable to such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid.

(a)
Subject to Section 2.03(f), the Company shall use the proceeds of the Advances received by it hereunder (i) to purchase or originate the Portfolio Investments identified in the related Notice of Acquisition or to make advances to the obligor of Delayed Funding Term Loans in accordance with the Underlying Instruments relating thereto, (or) so long as the conditions set forth in clauses (i)-(v) and clause (vii) of the proviso to the definition of "Permitted Distribution" are satisfied with respect thereto, for general corporate purposes; provided that, if the proceeds of an Advance are deposited in the Principal Collection Account or a Permitted Non-USD Currency Principal Collection Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written direction from the Servicer the Collateral Agent shall apply such proceeds as provided in Section 4.05. In addition, with respect to the initial Advance on the Effective Date, the Company hereby directs the Administrative Agent to apply a portion of the proceeds of such Advance equal to the amount of the fee specified in Section 4.03(e) to the payment of such fee (including on a netted transaction basis). The portion of the initial Advance so applied shall be deemed to have been made by the Lenders and disbursed to the Company for all purposes of this Agreement and the other Loan Documents. The proceeds of the Advances shall not be used for any other purpose.
(b)
With respect to any Advance, the Servicer shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a "Request for Advance") to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) Business Day (or, (i) in the case of an Advance denominated in AUD, two (2) Business Days, (ii) in the case of an Advance denominated in SEK, four (4) Business Days ~~and~~, (iii) in the case of an Advance denominated in NZD, four (4) Business Days and (iv) in the case of an Advance denominated in CHF, four (4) Business Days) prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied.
(c)
[Reserved]

(d)
If, on any date of determination, there exists an Unfunded Exposure Shortfall Amount, the Company shall (i) request an Advance and, if the conditions to such Advance are satisfied and such Advance is made in accordance with this Agreement, deposit the proceeds thereof in the Unfunded Exposure Account and/or (ii) deposit cash from other sources into the Unfunded Exposure Account in an aggregate amount at least equal to the aggregate Unfunded Exposure Shortfall Amount. If two Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Shortfall Amount, then the Servicer, on behalf of the Company, shall be deemed to have requested an Advance on such date, and the Lenders shall make a corresponding Advance on the last day of the Reinvestment Period (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in an amount, to be deposited in the Unfunded Exposure Account, equal to the least of (i) the aggregate Unfunded Exposure Amount, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances and (iii) an amount such that the Borrowing Base Test is satisfied after giving effect to such Advance. After giving effect to such Advance, the Company shall cause the proceeds of such Advance and cash from other sources that are available in accordance with the terms of this Agreement in an amount equal to the aggregate Unfunded Exposure Amount to be deposited in the Unfunded Exposure Account.
(e)
as of the date of the Commitment Increase Request (and for the avoidance of doubt, prior to giving effect to any such increase), the aggregate outstanding principal amount of the Advances is at least equal to the Minimum Funding Amount; and
(f)
receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c)(i) and (ii), (d) and (f)(ii) on the Effective Date.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01. The Advances.

(a)
Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then (subject to Section 2.03(c)) each Lender shall make such Advance in the applicable Currency on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent for deposit to the Principal Collection Account (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Principal Collection Account). Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Advances, except that prepayments made after the Reinvestment Period shall result in a reduction of Financing Commitments as provided in Section 4.07(e).
(b)
Interest on the Advances. Subject to Section 3.02, all outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Adjusted Applicable Margin; provided further that, for purposes of this Section 3.01(b), if the aggregate outstanding amount of the Advances at any time is less than the Minimum Funding Amount at any time during the Reinvestment Period, the amount of outstanding Advances at such time shall be deemed to equal the Minimum Funding Amount and the interest rate in respect of the positive difference between the Minimum Funding Amount and the aggregate outstanding amount of the Advances shall be deemed to be the Applicable Margin for Advances set forth on the Transaction Schedule minus the per annum rate payable in respect of commitment fees pursuant to Section 4.03(d) (plus, if applicable pursuant to the first proviso above, the Adjusted Applicable Margin). For purposes of the foregoing, (x) the Benchmark for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Benchmark as determined on each day during such Calculation Period in respect of Advances denominated in GBP. and (y) the Benchmark or Reference Rate, as applicable, for each Calculation Period with respect to Daily Simple SARON shall be the weighted average of such Benchmark or Reference Rate, as applicable, as determined on each day during such Calculation Period in respect of Advances denominated in CHF.
(c)
Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Account or the applicable Permitted Non-USD Currency Interest Collection Account all Interest Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Servicer.

Interest Proceeds shall be retained in the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account and held in cash and/or (other than in the case of the Permitted Non-USD Interest Collection Account in respect of CHF, NZD, SEK, AUD and Euros) invested (and reinvested) at the written direction of the Company (or the Servicer on its behalf) delivered to the Collateral Agent in Cash Equivalents denominated in the applicable Currency selected by the Servicer (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) ("Eligible Investments"). Eligible Investments shall mature no later than the end of the then-current Calculation Period.

Interest Proceeds on deposit in the Interest Collection Account or an applicable Permitted Non-USD Currency Interest Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.

SECTION 4.02. Principal Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Principal Collection Account; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Principal Collection Account. To the extent Principal Proceeds are received other than by deposit into the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account all Principal Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Servicer.

All Principal Proceeds shall be retained in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account and held in cash and/or (other than in the case of the Permitted non-USD Currency Principal Collection Account in respect of CHF, NZD, SEK, AUD and Euros) invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments selected by the Servicer (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds.

Principal Proceeds on deposit in the Principal Collection Account or an applicable Permitted Non-USD Currency Principal Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement or (iii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SCHEDULE 1

Transaction Schedule

1. Types of Financing	Available	Financing Limit

Advances	yes

Prior to any Commitment Increase Date, U.S.$150,000,000; After a Commitment Increase Date, U.S.$150,000,000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$500,000,000 in the aggregate, in each case, as reduced from time to time pursuant to Section 4.07. Notwithstanding anything in this Agreement to the contrary, (I) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in any Permitted Non-USD Currency does not exceed an amount equal to the lesser of (A) the product of (i) ~~20~~25% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in any Permitted Non-USD Currency, (II) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in GBP does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in GBP, (III) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in AUD does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in AUD, (IV) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in NZD does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in NZD ~~and~~, (V) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in SEK does not exceed an amount equal to the lesser of (A) the product of (i) 5% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in SEK and (VI) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in CHF does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in CHF.

SCH1-1

2. Lenders	Financing Commitment

JPMorgan Chase Bank, National Association

Prior to any Commitment Increase Date, U.S.$150,000,000; After a Commitment Increase Date, U.S.$150,000,000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$500,000,000 in the aggregate, in each case, as reduced from time to time pursuant to Section 4.07. Notwithstanding anything in this Agreement to the contrary, (I) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in any Permitted Non-USD Currency does not exceed an amount equal to the lesser of (A) the product of (i) ~~20~~25% and (ii) the Financing Commitment then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in any Permitted Non-USD Currency, (II) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in GBP does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Commitment then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in GBP, (III) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in AUD does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Commitment then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in AUD, (IV) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in NZD does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in NZD ~~and~~, (~~III~~V) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in SEK does not exceed an amount equal to the lesser of (A) the product of (i) 5% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in SEK and (VI) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in CHF does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in CHF.

SCH1-2

3. Scheduled Termination Date:	December 8, 2028.

4. Interest Rates

Applicable Margin for Advances:

On any date of determination, with respect to interest based on any Benchmark, 2.25% (subject to increase in accordance with Section 3.01(b)); provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be the applicable percentage specified above plus 0.1193% per annum.

With respect to interest on any Base Rate Advance, 2.25% (subject to increase in accordance with Section 3.01(b)); provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be the applicable percentage specified above plus 0.1193% per annum.

5. Account Numbers

Custodial Account:	[********]
Interest Collection Account:	[********]
Principal Collection Account:	[********]
MV Cure Account:	[********]
Unfunded Exposure Account:	[********]
Permitted Non-USD Currency Accounts:

AUD:
AUD Custodial Account:	[********]
AUD Interest Collection Account:	[********]
AUD Principal Collection Account:	[********]

CAD:
CAD Custodial Account:	[********]
CAD Interest Collection Account:	[********]
CAD Principal Collection Account:	[********]

GBP:
GBP Custodial Account:	[********]
GBP Interest Collection Account:	[********]
GBP Principal Collection Account:	[********]

Euro:
Euro Custodial Account:	[********]
Euro Interest Collection Account:	[********]
Euro Principal Collection Account:	[********]

SCH1-3

NZD:
NZD Custodial Account:	[********]
NZD Interest Collection Account:	[********]
NZD Principal Collection Account:	[********]

SEK:
SEK Custodial Account:	[********]
SEK Interest Collection Account:	[********]
SEK Principal Collection Account:	[********]

CHF:
CHF Custodial Account:	[********]
CHF Interest Collection Account:	[********]
CHF Principal Collection Account:	[********]

6. Market Value Trigger:	As of any date of determination, the then-current "AR" specified in the definition of the term Borrowing Base Test plus 7.5%

7. Market Value Cure Level:	As of any date of determination, the then-current "AR" specified in the definition of the term Borrowing Base Test

8.
Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security. As used herein, "Restricted Security" means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Lender that is a "broker" or a "dealer", within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

The following capitalized terms used in this Schedule 3 shall have the meanings set forth below:

"Eligible Jurisdictions" means the United States and any State therein, Australia, Bermuda, Canada, The Cayman Islands, England, New Zealand ~~and~~, any country within the European Economic Area and Switzerland.

"Structured Finance Obligation" means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

"Synthetic Security" means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Zero-Coupon Security" means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity. determined by the Company or the Servicer, in each case in its commercially reasonable judgment) of less than U.S.$20,000,000.

SCH1-4

9.
Not more than an aggregate of ~~20.0~~25.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in a Permitted Non-USD Currency; provided, that (v) not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in CHF, (w) not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in GBP, (x) not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in AUD, (y) not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in NZD and (z) not more than an aggregate of 5.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in SEK.
10.
Not more than an aggregate of 20.025.0% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in Eligible Jurisdictions other than the United States; provided, that not more than an aggregate of 5.0% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in New Zealand.
11.
Not less than 15.0% of the Collateral Principal Amount may consist of Liquid Portfolio Investments.
12.
Not more than an aggregate of 5% of the Collateral Principal Amount may consist of Recurring Revenue Loans.
13.
Other than with respect to Recurring Revenue Loans approved by the Administrative Agent, not more than an aggregate of 15.0% of the Collateral Principal Amount may consist of Portfolio Investments the obligor of which has a Leverage Ratio greater than 7.5x.
14.
The aggregate amount of the Advance requested hereby is U.S.$[ ].2
15.
The currency of the proposed Advance is [USD] [AUD] [CAD] [EUR] [GBP] [NZD] [SEK] [CHF].
16.
The proposed Purchases (if any) or Substitutions (if any) relating to this request are as follows:

Obligation	Par	Price	Purchased Interest (if any)

2 Note: The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied.

SCH1-5

We hereby certify that all conditions [to the Purchase or Substitution of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement and] to an Advance set forth in Section 2.05 of the Agreement have been satisfied or waived as of the [related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and] Advance date[, as applicable].

Very truly yours,

Crescent Private Credit Income Corp., as Servicer

By
Name:
Title:

SCH1-6